UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) — October 5, 2007
ENERGY FUTURE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
TEXAS COMPETITIVE ELECTRIC
HOLDINGS COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE	333-108876	75-2967817

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
ONCOR ELECTRIC
DELIVERY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
(Address of principal executive offices, including zip code)
Registrants’ (Energy Future Holdings Corp.’s and Texas Competitive Electric Holdings Company’s)
telephone number, including area code — (214) 812-4600
Registrant’s (Oncor Electric Delivery Company’s)
telephone number, including area code — (214) 486-2000
TXU Corp. (with respect to Energy Future Holdings Corp.)
Oncor Electric Delivery Company (with respect to Oncor Electric Delivery Company LLC)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT
ITEM 5.02 DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.
ITEM 8.01 OTHER EVENTS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHBITS.
SIGNATURE
Restated Certificate of Formation
Restated Bylaws
Press Release
Deemed Transactions

Introductory Note
     On October 10, 2007, TXU Corp. (now known as Energy Future Holdings Corp.), a Texas corporation (the “Company”), completed its merger (the “Merger”) with Texas Energy Future Merger Sub Corp (“Merger Sub”), a wholly-owned subsidiary of Texas Energy Future Holdings Limited Partnership (“Parent”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of February 25, 2007, by and among Parent, Merger Sub and the Company (the “Merger Agreement”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. Parent is controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P. and GS Capital Partners (collectively, the “Sponsor Group”).
     This Current Report on Form 8-K is being filed jointly by the Company and its subsidiaries, Texas Competitive Electric Holdings Company LLC (“TCEH”) and Oncor Electric Delivery Company LLC (“Oncor”). All of the information contained herein is being filed by the Company. TCEH and Oncor are respectively filing only the information with respect to those agreements to which it is a party and are described in Item 1.01, Item 1.02 and Item 2.03.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Senior Secured Facility — TCEH
     Overview
     In connection with the Merger, TCEH and Energy Future Competitive Holdings Company (“US Holdings”), a subsidiary of the Company and the parent company of TCEH, have entered into a credit agreement (the “TCEH Credit Agreement”), and related security and other agreements, with Citibank, N.A., as administrative agent, collateral agent, swingline lender, revolving letter of credit issuer and deposit letter of credit issuer, Goldman Sachs Credit Partners L.P., as posting agent, posting syndication agent and posting documentation agent, JPMorgan Chase Bank, N.A., as syndication agent and revolving letter of credit issuer, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and bookrunners, Goldman Sachs Credit Partners L.P., as posting lead arranger and sole bookrunner, Credit Suisse, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and J. Aron & Company, as posting calculation agent, that provide senior secured financing of up to $24.5 billion plus the amount of the TCEH Commodity Collateral Posting Facility (as defined below) (the “TCEH Senior Secured Facilities”), consisting of:
•	a senior secured initial term loan facility (the “TCEH Initial Term Loan Facility”) in an aggregate principal amount of up to $16.45 billion;

•	a senior secured delayed draw term loan facility in an aggregate principal amount of up to $4.1 billion (the “TCEH Delayed Draw Term Loan Facility”);

•	a senior secured letter of credit facility in an aggregate principal amount of up to $1.25 billion (the “TCEH Letter of Credit Facility”);

•	a senior secured revolving credit facility in an aggregate principal amount of up to $2.7 billion (the “TCEH Revolving Facility”), which includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans; and

•	a senior secured cash posting credit facility (the “TCEH Commodity Collateral Posting Facility”) described in more detail below that is expected to fund the cash posting requirements for a significant portion of TCEH’s long-term hedging program that is not otherwise secured by means of a first lien under the security arrangements described below.
     In addition, subject to the satisfaction of certain conditions, TCEH may add one or more incremental term loan facilities, incremental letter of credit facilities and/or increase the commitments under the TCEH Revolving

Facility in an aggregate principal amount up to $2.0 billion and/or add one or more incremental cash posting facilities.
     TCEH is the borrower under the TCEH Senior Secured Facilities.
     TCEH Commodity Collateral Posting Facility
     The TCEH Commodity Collateral Posting Facility is a senior secured cash posting credit facility, the aggregate principal amount of which, instead of having a fixed maximum amount, is capped by the out-of-the-money mark-to-market exposure of TCEH (and/or its subsidiaries) on a portfolio of hypothetical over-the-counter fixed-for-floating natural gas commodity swap transactions under which TCEH (and/or its subsidiaries) is the “floating price” payor as such portfolio may be amended from time to time (the “Deemed Transactions”). The Deemed Transactions correspond to hedging transactions described in above. Exhibit 99.2 to this Current Report on Form 8-K sets forth the monthly quantities of the Deemed Transactions. Under the TCEH Commodity Collateral Posting Facility, the mark-to-market value of the Deemed Transactions (and corresponding advances and repayments) is based upon the difference between natural gas prices as of each calculation date and prices in effect as of December 29, 2006. As of October 10, 2007, the mark-to-market exposure of TCEH (and its subsidiaries) on the Deemed Transactions was approximately $382.0 million.
     Interest Rates and Fees
     Loans under the TCEH Senior Secured Facilities (other than the TCEH Commodity Collateral Posting Facility) bear interest at per annum rates equal to, at TCEH’s option, (i) adjusted LIBOR plus 3.50% or (ii) a base rate (the higher of (1) the prime rate of Citibank, N.A. and (2) the federal funds effective rate plus 0.50%) plus 2.50%. There is a margin adjustment mechanism in relation to term loans, revolving loans and letters of credit commencing after delivery of the financial statements for the first full fiscal quarter ending after October 10, 2007, under which the applicable margins may be reduced based on leverage ratio targets to be determined.
     Loans under the TCEH Commodity Collateral Posting Facility bear interest at rates per annum equal to adjusted LIBOR.
     A commitment fee is payable quarterly in arrears and upon termination at a rate per annum equal to 0.50% of the average daily unused portion of the TCEH Revolving Facility. The commitment fee will be subject to reduction, commencing after delivery of the financial statements for the first full fiscal quarter ending after October 10, 2007, based on leverage ratio targets to be determined.
     A commitment fee is payable quarterly in arrears and upon termination on the undrawn portion of the commitments in respect of the TCEH Delayed Draw Term Loan Facility at a rate per annum equal to, prior to the first anniversary of October 10, 2007, 1.25% per annum, and thereafter, 1.50% per annum.
     Letter of credit fees under the TCEH Revolving Facility are payable quarterly in arrears and upon termination at a rate per annum equal to the spread over adjusted LIBOR under the TCEH Revolving Facility, less the issuing bank’s fronting fee.
     TCEH will pay LIBOR on all borrowings under the TCEH Commodity Collateral Posting Facility and will pay a fixed quarterly maintenance fee through maturity for having procured the facility irrespective of the actual borrowings under the facility.
     Guarantees and Security
     Guarantee. The TCEH Senior Secured Facilities are unconditionally guaranteed jointly and severally on a senior secured basis, by US Holdings, TCEH and each existing and subsequently acquired or organized direct or indirect wholly-owned U.S. restricted subsidiary of TCEH (other than certain immaterial subsidiaries and other subsidiaries to be agreed upon), subject to certain other exceptions.
     Security. The TCEH Senior Secured Facilities, including the guarantees thereof and certain commodity and other hedging and trading transactions, are secured by (a) substantially all of the assets of US Holdings,

TCEH and TCEH’s subsidiaries who are guarantors of such facilities as described above, subject to certain other exceptions, and (b) a pledge of the capital stock of TCEH and a pledge of the capital stock of each material wholly-owned restricted subsidiary of TCEH directly owned by TCEH or any guarantor (limited in the case of pledges of capital stock of any foreign subsidiaries, to 65% of the capital stock of any first-tier material foreign subsidiary).
     Covenants
     The TCEH Senior Secured Facilities contain customary negative covenants, restricting, subject to certain exceptions, US Holdings, TCEH and TCEH’s restricted subsidiaries from, among other things:
•	incurring additional debt;

•	incurring additional liens;

•	entering into mergers and consolidations;

•	sales of assets;

•	dividends, redemptions or other distributions in respect of capital stock;

•	acquisitions, investments, loans and advances; and

•	payments and modifications of certain subordinated and other material debt.
In addition, the TCEH Senior Secured Facilities require that US Holdings, TCEH and their restricted subsidiaries to maintain a maximum secured leverage ratio beginning on September 30, 2008 of 7.25 to 1.00 and observe certain customary reporting requirements and other affirmative covenants.
     Maturity and Amortization
     The TCEH Initial Term Loan Facility is required to be repaid in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of such facility, with the balance payable on the date which is seven years following the closing date. The TCEH Delayed Draw Term Facility is required to be repaid in equal quarterly installments beginning on the last day of the first fiscal quarter to occur after the second anniversary of October 10, 2007 (the “First DD Amortization Payment Date”) in an aggregate annual amount equal to 1% of the actual principal outstanding under the TCEH Delayed Draw Term Loan Facility as of the First DD Amortization Payment Date, with the balance payable on the date which is seven years following October 10, 2007. Amounts borrowed under the TCEH Revolving Facility may be reborrowed from time to time from and after the closing date until the date that is the sixth anniversary thereof. The TCEH Letter of Credit Facility will mature on the seventh anniversary of October 10, 2007. The TCEH Commodity Collateral Posting Facility will mature on December 31, 2012.
     Events of Default
     The TCEH Senior Secured Facilities contain certain customary events of default for senior leveraged acquisition financings the occurrence of which would allow the lenders to accelerate all outstanding loans and terminate their commitments.
Senior Unsecured Bridge Facility — TCEH
     Overview
     On October 10, 2007, in connection with the Merger and the repayment of certain existing indebtedness, US Holdings, TCEH and TCEH Finance, Inc, a Delaware corporation and wholly-owned subsidiary of TCEH (“TCEH Finance” and, together with TCEH, the “Co-Borrowers”), entered into senior unsecured credit facilities (“TCEH Unsecured Bridge Facilities”) with Morgan Stanley Senior Funding, Inc., as administrative agent.

     The TCEH Unsecured Bridge Facilities provide senior unsecured financing of $6.75 billion, consisting of a:
•	$ 5.0 billion senior unsecured cash-pay term loan facility with a term of eight years (the “TCEH Initial Cash-Pay Loans”); and

•	$ 1.75 billion senior unsecured toggle term loan facility with a term of nine years (the “TCEH Initial Toggle Loans” and, together with the TCEH Initial Cash-Pay Loans, the “TCEH Initial Loans”).
     If any borrowings under the TCEH Unsecured Bridge Facilities remain outstanding on the one-year anniversary (the “TCEH Initial Maturity Date”) of the closing of the TCEH Unsecured Bridge Facilities, the lenders in respect of the TCEH Initial Cash-Pay Loans and the lenders in respect of the TCEH Initial Toggle Loans will each have the option at any time or from time to time to exchange such TCEH Initial Loans for senior cash-pay notes (the “TCEH Senior Cash-Pay Exchange Notes”) or senior toggle notes (the “TCEH Senior Toggle Exchange Notes” and, together with the TCEH Senior Cash-Pay Exchange Notes, the “TCEH Senior Exchange Notes”), respectively, which the Co-Borrowers will issue under a senior indenture. The maturity date of any TCEH Initial Loans that are not exchanged for TCEH Senior Exchange Notes will automatically be extended to the eighth anniversary, in the case of the TCEH Initial Cash-Pay Loans (the “TCEH Cash-Pay Final Maturity Date”) and the ninth anniversary in the case of the TCEH Initial Toggle Loans (the “TCEH Toggle Final Maturity Date”) of the closing of the TCEH Unsecured Bridge Facilities. The TCEH Senior Cash-Pay Exchange Notes will also mature on the TCEH Cash-Pay Final Maturity Date, and the TCEH Senior Toggle Exchange Notes will also mature on the TCEH Toggle Final Maturity Date. Holders of the TCEH Senior Exchange Notes will have registration rights.
Interest Rate
     Subject to specified caps, borrowings under the TCEH Unsecured Bridge Facilities for the first six-month period from the closing of the TCEH Unsecured Bridge Facilities will bear interest at a rate equal to LIBOR plus (i) 325 basis points, in the case of the TCEH Initial Cash-Pay Loans and (ii) 350 basis points, in the case of the TCEH Initial Toggle Loans (in each case, the “TCEH Initial Margin”). Interest for the three-month period commencing at the end of the initial six-month period, subject to specified caps, shall be payable at prevailing LIBOR for the interest period plus the TCEH Initial Margin plus 50 basis points. Thereafter, subject to specified caps, interest will be increased by an additional 25 basis points at the beginning of each three-month period subsequent to the initial nine-month period, for so long as the TCEH Initial Loans are outstanding. If issued, the interest rate on the TCEH Senior Exchange Notes will be the same as the interest rate borne by the TCEH Initial Loans; provided, that if any TCEH Senior Exchange Notes are transferred by the lender to a third-party purchaser, the interest rate on those notes will be fixed at the interest rate in effect on the transfer date.
Prepayments and Redemptions
     The Co-Borrowers will be required to make an offer to repay loans under the TCEH Unsecured Bridge Facilities and, following the TCEH Initial Maturity Date, repurchase TCEH Senior Exchange Notes with net proceeds from specified asset sales. In addition, after any payments required to be made to repay the TCEH Unsecured Bridge Facilities, the Co-Borrowers will be required to offer to repay loans and, if issued, to repurchase the TCEH Senior Exchange Notes upon the occurrence of a change of control. Until the TCEH Initial Loans Maturity Date, the Co-Borrowers will also be required to prepay outstanding TCEH Initial Loans with the net proceeds of any refinancing debt.
     The Co-Borrowers may voluntarily repay outstanding TCEH Initial Loans, in whole or in part, at their option at any time upon three business days’ prior notice, at par plus accrued and unpaid interest and subject to, in the case of TCEH Initial Loans based on LIBOR, customary “breakage” costs with respect to such LIBOR loans, other than customary “breakage” costs with respect to LIBOR loans. The Co-Borrowers may optionally redeem the TCEH Senior Exchange Notes other than fixed-rate exchange notes, if issued, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date, provided that it also optionally prepays any outstanding TCEH Initial Loans on a pro rata basis.
     If any TCEH Senior Exchange Note is sold by a lender to a third-party purchaser, and the interest rate on such TCEH Senior Exchange Note becomes fixed, such TCEH Senior Exchange Note will be non-callable for the first three years from the TCEH Initial Maturity Date, in the case of the TCEH Senior Cash-Pay Exchange Notes, and four years from the TCEH Initial Maturity Date, in the case of the TCEH Senior Toggle Exchange Notes, subject to equity clawback and make-whole provisions consistent with those applicable to the notes offered hereby, and will be callable thereafter at a specified premium. The premium will decline ratably on each yearly anniversary of the date of such sale to zero two years prior to the final maturity date, in the case of the TCEH Senior Cash-Pay Exchange Notes, and one year, in the case of the TCEH Senior Toggle Exchange Notes.
Guarantee
     All obligations under the TCEH Unsecured Bridge Facilities and, if the TCEH Senior Exchange Notes are issued, the senior indenture, are jointly and severally guaranteed on a senior basis by US Holdings and each of TCEH’s domestic subsidiaries that guarantees obligations under the TCEH Senior Secured Facilities.
Certain Covenants and Events of Default
     The TCEH Unsecured Bridge Facilities and the senior indenture contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Co-Borrowers’ ability to:
•	incur additional indebtedness;

•	create liens;

•	engage in mergers or consolidations;

•	sell or transfer assets and subsidiary stock;

•	pay dividends and distributions or repurchase their capital stock;

•	make certain investments, loans or advances;

•	prepay certain indebtedness;

•	enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances; and

•	engage in certain transactions with affiliates.
     In addition, the TCEH Unsecured Bridge Facilities and the senior indenture impose certain requirements as to future subsidiary guarantors. The TCEH Unsecured Bridge Facilities and the senior indenture also contain certain customary affirmative covenants consistent with those in the TCEH Senior Secured Facilities, to the extent applicable, and certain customary events of default.
Senior Unsecured Bridge Facility — the Company
Overview
     On October 10, 2007, in connection with the Merger and the repayment of certain existing indebtedness, the Company entered into senior unsecured credit facilities (“Company Unsecured Bridge Facilities”) with Morgan Stanley Senior Funding, Inc., as administrative agent.
     The Company’s Unsecured Bridge Facilities provide senior unsecured financing of $4.5 billion, consisting of a:
•	$ 2.5 billion senior unsecured cash-pay term loan facility with a term of ten years (the “Company Initial Cash-Pay Loans”); and

•	$ 2.0 billion senior unsecured toggle term loan facility with a term of ten years (the “Company Initial Toggle Loans” and, together with the Company Initial Cash-Pay Loans, the “Company Initial Loans”).
     If any borrowings under the Company Unsecured Bridge Facilities remain outstanding on the one-year anniversary (the “Company Initial Maturity Date”) of the closing of the Company Unsecured Bridge Facilities, the lenders in respect of the Company Initial Cash-Pay Loans and the lenders in respect of the Company Initial Toggle Loans will have the option at any time or from time to time to exchange such Company Initial Loans for senior cash-pay notes (the “Company Senior Cash-Pay Exchange Notes”) or senior toggle notes (the “Company Senior Toggle Exchange Notes” and, together with the Company Senior Cash-Pay Exchange Notes, the “Company Senior Exchange Notes”) that the Company will issue under a senior indenture. The maturity date of any Company Initial Loans that are not exchanged for Company Senior Exchange Notes will automatically be extended to the tenth anniversary (the “Company Final Maturity Date”) after the closing of the TCEH Senior Secured Facilities. The Company Senior Exchange Notes will also mature on the Company Final Maturity Date. Holders of the Company Senior Exchange Notes will have registration rights.
Interest Rate
     Subject to specified caps, borrowings under the Company Unsecured Bridge Facilities for the first six-month period from the closing of the TCEH Senior Secured Facilities will bear interest at a rate equal to LIBOR plus (i) 400 basis points, in the case of the Company Initial Cash-Pay Loans and (ii) 425 basis points, in the case of the Company Initial Toggle Loans (in each case, the “Company Initial Margin”). Interest for the three-month period commencing at the end of the initial six-month period, subject to specified caps, shall be payable at prevailing LIBOR for the interest period plus (A) the Company Initial Margin plus (B) 50 basis points. Thereafter, subject to specified caps, interest will be increased by an additional 25 basis points at the beginning of each three-month period subsequent to the initial nine-month period, for so long as the Company Initial Loans are outstanding. If issued, the interest rate on the Company Senior Exchange Notes will be the same as the interest rate borne by the Company Initial Loans; provided, that if any Company Senior Exchange Notes are transferred by the lender to a third-party purchaser, the interest rate on those notes will be fixed at the interest rate in effect on the transfer date.
Prepayments and Redemptions
     The Company will be required to make an offer to repay loans under the Company Unsecured Bridge Facilities and, following the Company Initial Maturity Date, repurchase Company Senior Exchange Notes with net proceeds from specified asset sales. In addition, after any payments required to be made to repay the TCEH Senior Secured Facilities, the Company will be required to offer to repay loans and, if issued, to repurchase the Company Senior Exchange Notes upon the occurrence of a change of control. Until the Company Initial Loans maturity date, the Company will also be required to prepay outstanding Company Initial Loans with the net proceeds of any refinancing debt.
     The Company may voluntarily repay outstanding Company Initial Loans, in whole or in part, at its option at any time upon three business days’ prior notice, at par plus accrued and unpaid interest and subject to, in the case of Company Initial Loans based on LIBOR, customary “breakage” costs with respect to such LIBOR loans, other than customary “breakage” costs with respect to LIBOR loans. The Company may optionally redeem the Company Senior Exchange Notes other than fixed-rate exchange notes, if issued, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date, provided that it also optionally prepays any outstanding Company Initial Loans on a pro rata basis.
     If any Company Senior Exchange Note is sold by a lender to a third-party purchaser, and the interest rate on such Company Senior Exchange Note becomes fixed, such Company Senior Exchange Note will be non-callable for the first four years from the Company Initial Maturity Date, subject to equity clawback and make-whole provisions consistent with those applicable to the notes offered hereby, and will be callable thereafter at a specified premium. The premium will decline ratably on each yearly anniversary of the date of such sale to zero two years prior to the Company Final Maturity Date.
Guarantee
     All obligations under the Company Unsecured Bridge Facilities and, if the Company Senior Exchange Notes are issued, the senior indenture are jointly and severally guaranteed on a senior unsecured basis by Energy Future Intermediate Holding Company LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Intermediate Holding”), and US Holdings.
Certain Covenants and Events of Default
     The Company Unsecured Bridge Facilities and the senior indenture contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to:
•	incur additional indebtedness;

•	create liens;

•	engage in mergers or consolidations;

•	sell or transfer assets and subsidiary stock;

•	pay dividends and distributions or repurchase its capital stock;

•	make certain investments, loans or advances;

•	prepay certain indebtedness;

•	enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances; and

•	engage in certain transactions with affiliates.
     In addition, the Company Unsecured Bridge Facilities and the senior indenture impose certain requirements as to future subsidiary guarantors. The Company Unsecured Bridge Facilities and the senior indenture also contain certain customary affirmative covenants consistent with those in TCEH Senior Secured Facilities, to the extent applicable, and certain customary events of default.
Intercreditor Agreement
     On October 10, 2007, in connection with the Merger, TCEH, US Holdings and the subsidiary guarantors under the TCEH Senior Secured Facilities entered into a Collateral Agency and Intercreditor Agreement (the “Intercreditor Agreement”) with Citibank, N.A., as collateral agent and administrative agent, and four secured commodity hedge counterparties, Lehman Brothers Commodity Services Inc., J. Aron & Company, Morgan Stanley Capital Group Inc. and Citigroup Energy Inc. (collectively, the “Secured Commodity Hedge Counterparties”).
     The Intercreditor Agreement provides that the lien granted to the Secured Commodity Hedge Counterparties should rank pari passu with the lien granted to the secured parties under the TCEH Senior Secured Facilities on the collateral under the TCEH Senior Secured Facilities (the “Group Collateral”) and the Secured Commodity Hedge Counterparties will be entitled to share, on a pro rata basis, in the proceeds of any liquidation of the Group Collateral in connection with a foreclosure on the Group Collateral in an amount provided in the TCEH Credit Agreement.
     The Intercreditor Agreement also provides that the Secured Commodity Hedge Counterparties will have voting rights with respect to any amendment or waiver of any provision of the Intercreditor Agreement that change the priority of the Secured Commodity Hedge Counterparties’ lien on the Group Collateral relative to the priority of lien granted to the secured parties under the TCEH Senior Secured Facilities or the priority of payments to the Secured Commodity Hedge Counterparties upon a foreclosure and liquidation of the Group

Collateral relative to the priority of the lien granted to the secured parties under the TCEH Senior Secured Facilities.
Revolving Credit Facility — Oncor
     Overview
     Oncor has entered into a revolving credit agreement (the “Oncor Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, fronting bank and swingline lender, Citibank, N.A., as syndication agent and fronting bank, Credit Suisse, Cayman Islands Branch, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc., Morgan Stanley Senior Funding, Inc. as co-documentation agents, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., Lehman Brothers Inc. and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and bookrunners and the other agents named in the Oncor Credit Agreement, to provide for a secured revolving credit facility in an aggregate principal amount of up to $2.0 billion. Oncor is the borrower under the secured revolving credit facility (the “Oncor Revolving Credit Facility”).
     Interest Rates and Fees
     Loans under the Oncor Revolving Credit Facility bear interest at per annum rates equal to, at Oncor’s option, (i) adjusted LIBOR plus a spread of 0.275% to 0.800% (which spread shall depend on the rating assigned to Oncor’s senior secured debt) or (ii) a base rate (the higher of (1) the prime rate of JPMorgan Chase Bank, N.A. and (2) the federal funds effective rate plus 0.50%). Based on Oncor’s current ratings, its LIBOR-based borrowings will bear interest at LIBOR plus 0.575%.
     A facility fee is payable quarterly in arrears and upon termination or commitment reduction at a rate per annum equal to 0.100% to 0.200% (such spread shall depend on the rating assigned to Oncor’s senior secured debt) of the commitments under the Oncor Revolving Credit Facility. Based on Oncor’s current ratings, its facility fee will be 0.175%.
     A utilization fee is payable quarterly in arrears and upon termination on the average daily amount outstanding (to the extent of borrowings in excess of 50% of the commitments) under the Oncor Revolving Credit Facility at a rate per annum equal to 1.25% per annum.
     Letter of credit fees under the Oncor Revolving Credit Facility are payable quarterly in arrears and upon termination at a rate per annum equal to the spread over adjusted LIBOR under the Oncor Revolving Credit Facility, less the issuing bank’s fronting fee.
     Security
     The Oncor Revolving Credit Facility, including hedging transactions, will be secured, on a post-closing basis, by certain of Oncor’s assets used in connection with its the transmission and distribution business.
     Covenants
     The Oncor Revolving Credit Facility contains customary covenants for facilities of this type, restricting, subject to certain exceptions, Oncor and its subsidiaries from, among other things:
•	incurring additional liens;

•	entering into mergers and consolidations;

•	sales of substantial assets; and

•	acquisitions and investments in subsidiaries.
In addition, the Oncor Revolving Credit Facility requires that Oncor maintain a maximum consolidated senior debt to capitalization ratio of 0.65 to 1.00 and observe certain customary reporting requirements and other affirmative covenants.

     Maturity
     Amounts borrowed under the Oncor Revolving Credit Facility may be reborrowed from time to time from and after October 10, 2007 until the date that is the sixth anniversary thereof.
     Events of Default
     The Oncor Revolving Credit Facility contains certain customary events of default for facilities of this type the occurrence of which would allow the lenders to accelerate all outstanding loans and terminate their commitments.
Relationships
     With respect to the other parties to the TCEH Credit Agreement, TCEH Unsecured Bridge Facilities, the Company Unsecured Bridge Facilities, the Intercreditor Agreement, and the Oncor Credit Agreement, each of the Company, TCEH and Oncor has or may have had customary banking relationships based on the provision of a variety of financial services, including investment banking, underwriting, lending, commercial banking and other advisory services. None of these services are material to the Company, TCEH or Oncor individually or in the aggregate with respect to any individual party.
Management Agreement
     On October 10, 2007, in connection with the Merger, Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., Goldman, Sachs & Co. and Lehman Brothers Inc. entered into a management agreement with the Company (the “Management Agreement”), pursuant to which affiliates of the investors will provide management, consulting, financial and other advisory services to the Company. Pursuant to the Management Agreement, the Sponsor Group is entitled to receive an aggregate annual management fee of $35.0 million, which amount will increase 2% annually, and reimbursement of out-of-pocket expenses incurred in connection with the provision of services pursuant to the Management Agreement. The Management Agreement will continue in effect from year to year, unless terminated upon a change of control of the Company or in connection with an initial public offering of the Company or if the parties mutually agree to terminate the Management Agreement. Pursuant to the Management Agreement, the Sponsor Group is also entitled to receive aggregate transaction fees of $300.0 million in connection with certain services provided in connection with the Merger and related transactions. In addition, the Management Agreement provides that the Sponsor Group will be entitled to receive a fee equal to a percentage of the gross transaction value in connection with certain subsequent financing, acquisition, disposition, merger combination and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the Management Agreement in the event of an initial public offering or under certain other circumstances.
Supplemental Indenture — Company 4.80% Series O Senior Notes
     On October 5, 2007, the Company and The Bank of New York entered into a First Supplemental Indenture (“Series O Supplemental Indenture”). The Series O Supplemental Indenture amends and supplements that certain Indenture (For Unsecured Debt Securities Series O), dated as of November 1, 2004, between the Company and The Bank of New York (the “Series O Indenture”) and the related Officers’ Certificate (“Series O Officers’ Certificate”), dated November 26, 2004, that establishes the terms of the Company’s 4.80% Series O Senior Notes due 2009 (the “Series O Notes”). The amendments to the Series O Indenture and the Series O Officers’ Certificate, among other things, eliminate certain covenants contained in the Series O Indenture and the Series O Officers’ Certificate, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions, including certain provisions relating to satisfaction and discharge. The Series O Supplemental Indenture was approved by not less than a majority of the outstanding aggregate principal amounts of the Series O Notes.

Supplemental Indenture — TCEH 6.125% Senior Notes and 7.00% Senior Notes
     On October 5, 2007, TCEH and The Bank of New York entered into a First Supplemental Indenture (“TCEH Supplemental Indenture”). The TCEH Supplemental Indenture amends and supplements that certain Indenture (For Unsecured Debt Securities), dated as of March 1, 2003, between TCEH and The Bank of New York (the “TCEH Indenture”) and the related Officers’ Certificate (“TCEH Officers’ Certificate”), dated March 11, 2003, that establishes the terms of TCEH’s 6.125% Senior Notes due 2008 and 7.000% Senior Notes due 2013 (collectively, the “TCEH Notes”). The amendments to the TCEH Indenture and the TCEH Officers’ Certificate, among other things, eliminate certain covenants contained in the TCEH Indenture and the TCEH Officers’ Certificate, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions, including certain provisions relating to satisfaction and discharge. The TCEH Supplemental Indenture was approved by not less than a majority of the outstanding aggregate principal amounts of the TCEH Notes.
Supplemental Indenture — Company Floating Rate Convertible Senior Notes
     On October 10, 2007, in connection with the Merger, the Company and The Bank of New York entered into a First Supplemental Indenture (“Convertible Notes Supplemental Indenture”). The Convertible Notes Supplemental Indenture amends and supplements that certain Indenture (For Unsecured Debt Securities Series N), dated as of July 1, 2003, between the Company and The Bank of New York (the “Convertible Notes Indenture”) and the related Officers’ Certificate (“Convertible Notes Officers’ Certificate”), dated July 15, 2003, that establishes the terms of the Company’s Floating Rate Convertible Senior Notes due 2033 (the “Convertible Notes”). The Convertible Notes Supplemental Indenture provides that each Convertible Note is convertible into the amount of cash receivable upon the Merger by a holder of a number of shares of common stock of the Company issuable upon conversion of such Convertible Notes immediately prior to the Merger which is $4,274.05.
Tax Sharing Agreement
     In connection with the Merger, on October 10, 2007, Oncor, Oncor Electric Delivery Holdings Company LLC, Oncor’s parent company and an indirect wholly-owned subsidiary of the Company (“Oncor Holdings”), and the Company entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”). The terms and conditions of the Tax Sharing Agreement provide that, among other things, the allocation of tax liability to each of Oncor Holdings and Oncor will occur substantially as if these entities were stand-alone corporations and will require tax payments determined on that basis (without duplication for taxes paid by a subsidiary of Oncor or Oncor Holdings).
Oncor Limited Liability Company Agreement
     In connection with the Merger, Oncor was converted from a Texas corporation to a Delaware limited liability company under the laws of the States of Texas and Delaware and entered into a limited liability company agreement (as amended, the “Oncor LLC Agreement”). The Oncor LLC Agreement provides that the independent directors of Oncor (who must comprise a majority of the members of Oncor’s board of directors), acting by majority vote, shall have the authority to prevent Oncor from making any distribution if they determine that it is in Oncor’s best interests to retain such amounts to meet expected future requirements (including continued compliance with the debt-to-equity ratio established from time to time by the Public Utility Commission of the State of Texas for ratemaking purposes). The Oncor LLC Agreement also provides that the Board of Directors of Oncor shall not distribute any amounts to Oncor’s member(s) to the extent that the Board of Directors of Oncor determines in good faith that it is necessary to retain such amounts to meet expected future requirements of the applicable entity. In addition to such restrictions on distributions, the Oncor LLC

Agreement contains certain separateness provisions that require Oncor to conduct its activities separate and distinct from the activities of the Company and its other subsidiaries, including, without limitation, holding itself out as a separate legal entity.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
$3.5 Billion Amended and Restated Credit Agreement
     On October 10, 2007, in connection with the Merger, TCEH and Oncor repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the $3,500,000,000 Amended and Restated Credit Agreement, dated as of March 31, 2005, by and among TCEH, Oncor, JP Morgan Chase Bank, N.A., Citibank, N.A., Wachovia Bank, National Association, Bank of America N. A., Calyon New York Branch and the other financial institutions from time to time parties thereto (the “Existing $3.5B Credit Facility”). No material penalties were due in connection with such repayments. Interest rates for borrowings under the Existing $3.5B Credit Facility were based on market rates. Borrowings under the credit agreement governing the Existing $3.5B Credit Facility bore interest, at TCEH’s and Oncor’s option, at the alternative base rate from time to time or the applicable LIBOR rate plus an applicable percentage depending upon TCEH’s or Oncor’s credit ratings at the time of such borrowings. The credit agreement governing the Existing $3.5B Credit Facility contained customary covenants and events of default.
$500 Million Credit Agreement
     On October 10, 2007, in connection with the Merger, TCEH repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the $500,000,000 Credit Agreement, dated as of November 4, 2004, between TCEH and Wachovia Bank, National Association (the “Existing $500M Credit Facility”) . TCEH incurred approximately $13.1 million of early termination fees in connection with the termination of the Existing $500M Credit Facility. Interest rates for borrowings under the Existing $500M Credit Facility were based on market rates. Borrowings under the credit agreement governing the Existing $500M Credit Facility bore interest, at TCEH’s option, at the alternative base rate from time to time or the applicable LIBOR rate plus 1.25%. The credit agreement governing the Existing $500 Credit Facility contained customary covenants and events of default.
$1.5B Revolving Credit Agreement
     On October 10, 2007, in connection with the Merger, TCEH repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the $1,500,000,000 Revolving Credit Agreement, dated as of March 1, 2007, by and among TCEH, Credit Suisse, Cayman Islands Branch, Citibank, N.A., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (the “Existing $1.5B Revolving Credit Facility”). No material penalties were due in connection with such repayments. Interest rates for borrowings under the Existing $1.5B Revolving Credit Facility were based on market rates. Borrowings under the credit agreement governing the Existing $1.5B Revolving Credit Facility bore interest, at TCEH’s option, at the alternative base rate from time to time or the applicable LIBOR rate plus an applicable percentage depending upon TCEH’s credit ratings at the time of such borrowings. The credit agreement governing the Existing $1.5B Revolving Credit Facility contained customary covenants and events of default.
$1.0B Revolving Credit Agreement
     On October 10, 2007, in connection with the Merger, TCEH and Oncor repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the $1,000,000,000 Revolving Credit Agreement, dated as of August 12, 2005, by and among TCEH, Oncor, Citibank, N.A., JP Morgan Chase Bank, N.A., Calyon New York Branch, Deutsche Bank AG New York Branch and Wachovia Bank, National Association and the other financial institutions from time to time parties thereto (the “Existing $1.0B Revolving Credit Facility”). No material penalties were due in connection with such repayments. Interest rates for borrowings under the Existing $1.0B Revolving Credit Facility were based on market rates. Borrowings under the credit agreement governing the Existing $1.0B Revolving Credit Facility bore interest, at TCEH’s and Oncor’s option, at the alternative base rate from time to time or the applicable LIBOR rate plus an applicable percentage depending upon TCEH’s or Oncor’s credit ratings at the time of such borrowings. The credit agreement governing the Existing $1.0B Revolving Credit Facility contained customary covenants and events of default.
     With respect to the other parties to the Existing $3.5B Credit Facility, Existing $500M Credit Facility, Existing $1.5B Revolving Credit Facility and Existing $1.0B Revolving Credit Facility, each of TCEH and Oncor has or may have had customary banking relationships based on the provision of a variety of financial services, including investment banking, underwriting, lending, commercial banking and other advisory services. None of these services are material to TCEH or Oncor individually or in the aggregate with respect to any individual party.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The information set forth relating to the TCEH Senior Secured Facility, the TCEH Senior Unsecured Bridge Facility, the Company Senior Unsecured Bridge Facility, the Intercreditor Agreement and the Oncor Revolving Credit Facility of Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
     In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) and the Chicago Stock Exchange (“CSE”) that on October 10, 2007, each share of common stock of the Company outstanding immediately prior to the effective time of the Merger (other than certain specified shares) was converted into the right to receive $69.25, without interest, and requested that the NYSE and the CSE file with the Securities and Exchange Commission an application on Form 25 to remove the shares from listing on the NYSE and CSE and registration under Section 12(b) of the Securities Exchange Act of 1934, as amended.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT
     On October 10, 2007, pursuant to the terms of the Merger Agreement, investment funds affiliated with the Sponsor Group consummated the acquisition of the Company through the merger of Merger Sub with and into the Company. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. Parent is owned by affiliates of the Sponsor Group and certain other investors (collectively, the “Investors”). The aggregate purchase price paid for all of the equity securities of the Company (on a fully-diluted basis) was approximately $32.4 billion, which purchase price was funded by the equity financing from the Investors and by the new credit facilities described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release issued by the Company on October 10, 2007 announcing the consummation of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.02	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Pursuant to the terms of the Merger Agreement, each of Leldon E. Echols, Kerney Laday, Jack E. Little, Gerardo I. Lopez, J.E. Oesterreicher, Michael W. Ranger, Lenard H. Roberts, Glenn F. Tilton, and C. John

Wilder voluntarily resigned from the board of directors of the Company on October 10, 2007, as of the effective time of the Merger. At the effective time of the Merger, pursuant to the terms of the Merger Agreement, the directors of Merger Sub, Marc S. Lipschultz and Michael MacDougall, became the members of the board of the directors of the Company. Following the Merger, in addition to the then current members of the board of directors, Parent, as the sole shareholder of the Company, elected David Bonderman, Donald L. Evans, Steven Feldman, Frederick M. Goltz, James R. Huffines, Scott Lebovitz, Jeffrey Liaw, Lyndon L. Olson, Kenneth Pontarelli, William K. Reilly, Jonathan D. Smidt and Kneeland Youngblood as additional members of the Company’s board of directors.
     As a result of their respective positions with Sponsor Group, one or more of the directors of the Company may be deemed to have an indirect material interest in the Management Agreement, which was executed by the Company on October 10, 2007, and the information relating to the Management Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.
     On October 10, 2007, C. John Wilder, the Chief Executive Officer and President of the Company, and the Company entered into a Severance and Release Agreement (the “Severance Agreement”). Pursuant to the terms of the Severance Agreement, Mr. Wilder will, on October 11, 2007, resign for “good reason” (as defined in the Employment Agreement (“Wilder Employment Agreement”), dated February 21, 2004, as amended, between Mr. Wilder and the Company) as the Chief Executive Officer and President of the Company. Under the terms of the Severance Agreement, and consistent with the Company’s previously disclosed change-in-control policies, the Company will provide Mr. Wilder certain severance payments and other benefits, including, among other things: (i) a one-time cash severance payment equal to two times the sum of Mr. Wilder’s base salary and target bonus under the Company’s Executive Annual Incentive Plan (“EAIP”); (ii) a one-time, pro-rated bonus consistent with the EAIP based on actual performance of the Company for 2007 in the amount of $2.1 million as determined by the Company’s Organizational and Compensation Committee of the Board of Directors prior to the closing of the Merger; (iii) payment or reimbursement for office space and secretarial assistance for one year and (iv) the establishment of a secular trust to hold certain amounts relating to the Company’s potential obligation to gross-up certain payments obligations of Mr. Wilder under Section 4999 and 409A of the Internal Revenue Code. Mr. Wilder and the Company and certain of its affiliates have agreed to a mutual release and waiver relating to Mr. Wilder’s employment by the Company under the terms of the Severance Agreement. In addition, as previously disclosed, under the terms of the Severance Agreement, the disposition of Mr. Wilder’s previously awarded incentive compensation will include the following primarily performance-based components: (i) a single lump sum cash payment for Mr. Wilder’s 2005, 2006 and 2007 long-term incentive compensation awards ; (ii) distribution of all earned and vested long-term incentive awards that were deferred in 2006 and 2007; (iii) distribution of a vested and deferred Special Incentive Compensation Award (as defined in the Wilder Employment Agreement); and (iv) distribution of all other vested benefits or account balances under certain other Company employee benefit plans. Payment of the equity-based awards described in the previous sentence will be based on the number of shares of the Company’s common stock payable pursuant to each such award multiplied by $69.25, the price per share of Company common stock to be paid in the Merger, and distributed to Mr. Wilder by previously established rabbi trusts on or after January 2, 2008.
     On October 10, 2007, the Company entered into an agreement with each of David P. Poole, the Company’s Executive Vice President and General Counsel, and David A. Campbell, the Company’s Executive Vice President and Chief Financial Officer (each such agreement, the “Excise Tax Agreement”). Under the terms of each Excise Tax Agreement, the Company has agreed, among other things, (i) to establish a secular trust to hold certain amounts relating to the Company’s obligation to gross-up certain payments to Mr. Poole and Mr. Campbell, respectively, which may be subject to excise taxes under Section 4999 of the Internal Revenue Code and (ii) that Mr. Poole’s and Mr. Campbell’s cash bonus under the Company’s Annual Incentive Plan (“AIP”) shall not be less than the percentage of the target pool established under the AIP used in determining the 2007 award for all other participants in the AIP with a personal modifier of at least 100%. In addition, if Mr. Poole or Mr. Campbell’s employment with the Company terminates prior to December 31, 2007, Mr. Poole or Mr. Campbell shall receive a prorated 2007 bonus prorated on the basis of the number of months Mr. Poole or Mr. Campbell (as applicable) was employed by the Company in 2007.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.
     In connection with the consummation of the Merger and in accordance with the Merger Agreement, the Company’s Certificate of Formation and Bylaws were restated, effective October 10, 2007, so that they read in their entirety as the Certificate of Formation and Bylaws of Merger Sub, respectively, read immediately prior to the time of the execution of the Merger Agreement (except that the name of the Company was retained).
     Following the consummation of the Merger, the Company’s then Certificate of Formation was restated a second time. In such Restated Certificate of Formation, the Company changed its name to Energy Future Holdings Corp. A copy of the Company’s Restated Certificate of Formation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Following the consummation of the Merger, the Company’s then Bylaws were restated a second time. A copy of the Company’s Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.
     On October 10, 2007, the Company completed the Merger with Merger Sub pursuant to the terms and conditions of the Merger Agreement. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. Parent is controlled by investment funds affiliated with the Sponsor Group. For a further description of the Merger see the Introductory Note and Item 5.01 above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHBITS.
(d) Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Formation of Energy Future Holdings Corp.
3.2	Restated Bylaws of Energy Future Holdings Corp.
99.1	Press Release regarding the Merger
99.2	Deemed Transactions

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.
By:	/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC
By:	/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

ONCOR ELECTRIC DELIVERY COMPANY LLC
By:	/s/ David M. Davis
Name:	David M. Davis
Title:	Vice President and Chief Financial Officer

Dated: October 10, 2007